Exhibit 10.14

Distribution Agreement

Execution date: February 1, 2019
Agreement No.:

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B: Shanghai Kunxiang Intelligent Technology Co., Ltd.

According to the Contract Law of the People’s Republic of China and other relevant laws and regulations, Party A, on behalf of itself and its affiliates, reaches an agreement with Party B after equal and amicable negotiation and executes this Agreement at the place where Party A is located.

Article 1 Product and Distribution Rights

1. Party A is responsible for supplying Party B with EHang Autonomous Aerial Vehicles (hereinafter referred to as the “Product”).

2. The distribution period starts from February 1, 2019 to January 31, 2028. Before this agreement is executed, if both parties already had actual cooperation, the validity period of this agreement shall be calculated from the date of actual cooperation. Upon the expiration of this Agreement, if Party A and Party B intend to continue their cooperation, both parties shall begin to negotiate and execute a new agreement one month before the expiration date. If this agreement has expired without executing a new agreement yet, and both parties continue to cooperate in actual circumstance, the validity of this agreement will naturally be extended to the date of executing the new agreement. If no new agreement is finally executed, both parties shall still refer to and follow this agreement during the natural extension period. After the new agreement is signed, Party A has the right to choose to apply the new agreement or the original agreement within the extension period.

3. Party A authorizes Party B to have exclusive distribution rights in Liaoning, Jilin, Heilongjiang, Inner Mongolia, Yunnan, Shandong, Xinjiang provinces and non-exclusive distribution right in Jiangsu, Hainan, Hunan, Anhui, Fujian provinces and Ningbo city; Without Party A’s written permission, Party B shall not set up branch stores or distribution points outside the area specified in this Agreement, and shall not lease or transfer the distribution right to a third Party in any form.

Article 2 Price

1. The product price shall be based on the price confirmed by Party A in writing when Party B issues the purchase order to Party A.

2. Each of the two parties shall bear the relevant taxes and fees that is stipulated by Chinese laws.

Article 3 Purchase Orders

1. In order to enable Party A to prepare the supplied Product in time and shorten the supply time, Party B may provide Party A with its future sales forecast in writing or by e-mail. The specific information provided by Party B shall include product type, quantity and color category.

2. Orders placed by Party B when ordering Product from Party A must be confirmed by Party A in writing. Party B shall not modify or cancel the orders confirmed by both parties at will.

Article 4 Payment and Settlement

1. Within three days after the execution of the agreement, Party B shall pay Party A a deposit of RMB****** i.e. RMB******/unit, for *** units of EHANG Passenger-grade Autonomous Aerial Vehicles-216 (hereinafter abbreviated as “EHANG AAV-216”). Each batch of orders shall be subject to the execution of a sales contract and the fulfillment of the remaining payment for the current order before delivery. During the cooperation period, the deposit for purchasing EHang AAVs for that year shall be paid before January 15 of each year.

2. The product payment shall be made by Party B to the bank account designated by Party A through bank transfer.

3. Party A designates the following bank account as the payment account:

Account name: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Account No.: ******

Bank: Guangzhou Capital Mall Branch of China Construction Bank

4. The losses caused by Party B’s failure to make payment to the account number designated by Party A shall be borne by Party B. Party A shall inform Party B in writing of any change of the bank account.

5. All expenses incurred regarding this payment shall be borne by Party B.

6. Party B shall pay liquidated damages for any delay of the payment, and the liquidated damages shall be 0.05%/day.

7. As soon as the Product are delivered and accepted by Party B, the risks and benefits related to the Product will be transferred to Party B, and Party B shall complete all the corresponding payment according to the Contract.

Article 5 Delivery and Acceptance

1. Party A shall send the Product of certain model and quantity as specified by the order to the place designated by Party B and approved by Party A, or Party B shall send designated personnel to the place where Party A is located to pick up the Product. If Party B chooses to pick up the Product on its own, Party B shall go to the nearest warehouse designated by Party A to pick up the Product on its own, but relevant expenses such as freight shall be borne by Party B when picking up the Product on its own. Different delivery methods can be adopted based on the specific circumstance.

2. Party B shall notify Party A in writing at least 15 working days prior to the scheduled delivery date determined by both parties when changing the receiving address, and Party B shall bear the extra expenses incurred thereby.

3. Party A shall confirm with Party B in advance whether the Product can be received normally for distribution according to the scheduled delivery date determined by both parties. At that time, Party B shall have the obligation to cooperate and provide assistance actively. The confirmation methods are fax, e-mail, etc.

4. Party B shall properly arrange the staff to inspect the type, model, specification, quantity, packaging, etc. of the Product in time according to the order after receiving the Product, and shall also check the integrity of the product appearance and issue the receipt certificate. The inspection must be carried out on the date when the Product arrives or the date of receiving the Product. If no objection is raised within 24 hours on the date of arrival of the Product, it shall be deemed that the Product are accepted by Party B, and Party A need not assume any relevant responsibility. If the packaging of the product cannot be recovered due to Party B’s acceptance behavior, Party B shall handle the matter by itself, and Party B shall not require return or replacement of the Product on this ground. In case of storage delay due to Party B’s reasons, Party A may charge Party B storage fees or other fees. The items to be filled in on the receipt certificate include the date of receipt (the date of putting the Product into storage), the name and signature of the consignee, the telephone number of the consignee or the seal of the third Party logistics company authorized by Party B. If Party B discovers that the Product is damaged or insufficient in quantity before issuing the receipt certificate, it shall indicate the relevant contents on the issue document and sign it for confirmation by representatives of both parties. Otherwise, Party B shall be deemed to have accepted the Product. Except for damaged or insufficient Product, Party B must accept the Product. The receipt certificate shall be kept by both parties for at least 5 years.

5. Party B shall accept all products except for the product with defects. When Party B rejects the Product, it must indicate the reason for rejection on the issue document. In addition to the above reasons, if Party B unilaterally rejects the Product at the place of delivery without prior consultation and confirmation, Party B shall compensate Party A for all the losses thus incurred.

6. Except as otherwise provided in this Agreement, the ownership of the product shall be transferred to Party B from the time of delivery to Party B or its carrier, and the risk of damage or loss of the product shall also be borne by Party B from the time of delivery. However, the delivery of the Product cannot be completed within the same day due to unreasonable refusal of acceptance, intentional delays or other reasons of Party B, the risk of damage or loss of the Product will be transferred to Party B when Party A transports the Product to the place designated by Party B and is in a waiting state for unloading.

Article 6 After-sales Service

1. The product quality and outer package provided by Party A shall conform to the provisions of relevant laws and regulations of China.

2. Party B has the obligation to contact and assist in notifying Party A or Party A’s service station to deal with the product quality problems during the warranty period.

3. If it is confirmed by Party A as a quality problem of the product itself, Party A shall provide after-sales service of the product in accordance with national regulations.

4. Party A shall provide regular service tracking and maintenance reminder service for the Product for life. For specific service contents, Party A may sign a Maintenance Service Contract separately with Party B or users.

Article 7 Commitments of Party B

1. Party B guarantees that it is an enterprise lawfully established and existing under the laws of the People’s Republic of China.

2. Party B guarantees to obtain all approvals or records related to engaging in distribution business, including those required by relevant market supervision and management departments and laws and regulations. The above approval and a copy of Party B’s valid business license shall be attached as Appendix 2 to this Agreement.

3. Party B shall obtain all the approval, authorization and license documents applicable within the territory of the People’s Republic of China necessary for the promotion, sale and advertising of the Product.

4. Party B shall not make any changes to the product and any part of its sales package, including but not limited to unsealing and resealing the package, and replacing, adding, reducing or changing any software, hardware or accessories of the product, and shall ensure that the product and its package remain in the factory state at all times.

5. Party B shall not purchase or directly or indirectly participate in the design, manufacture, import, advertising, sales and distribution of any counterfeit, imitation or infringing Product, or engage in the distribution of any accessories (including but not limited to the original accessories replaced in the packaging) that are not purchased through the proper channels designated by Party A. Party B shall not purchase or sell any Product or accessories from any entity or individual with a record of selling counterfeit or infringing Product notified in advance by Party A. Party B shall not use any non-Party A genuine accessories to bundle with the Product or promote sales in other ways. Otherwise, the use of such accessories may cause danger or reduce the function of the Product, and the damage caused to the Product and Party A’s original accessories is beyond the scope of Party A’s warranty.

6. Party B hereby undertakes to assume full compensation liability to Party A for all losses caused to Party A by any administrative liability, personal injury, product liability claim or product quality dispute caused by Party B’s violation of the agreement, including but not limited to administrative penalty, litigation cost, reasonable lawyer’s fee, settlement or damages stipulated in litigation judgment, etc., and to eliminate adverse effects for Party A for the goodwill loss suffered by Party A as a result, and Party A reserves the right to claim compensation from Party B for the goodwill loss. Party A has the right to directly deduct the aforesaid damages from any sum payable to Party B.

7. Party B hereby irrevocably agrees that, except for obvious errors, the VAT invoices and other accounting records issued by Party A according to its normal operation practices shall be sufficient evidence of the current accounts under the transactions between Party A and Party B under this Agreement.

Article 8 Limitation of Liability

1. No matter whether there is any agreement to the contrary in this agreement, Party B shall be solely responsible for any errors, faults and defects in the Product caused by it. If Party B makes any modification or alteration to the software, accessories and hardware of the Product without the prior written consent of Party A, Party A will no longer assume the responsibility of quality assurance to Party B for such Product.

2. Party A will provide quality assurance services to consumers in accordance with national regulations and Party A’s statements and commitments. If the warranty service declared and promised by Party B to the user is beyond the aforesaid scope, Party B shall provide the warranty service to the user on its own, and make it clear to the user that the declaration and promise of such beyond warranty service are not provided by Party A, and Party A does not assume any relevant obligations and responsibilities.

3. If the above-mentioned overstepping of Party B occurs and the user makes a claim or request, Party B shall independently bear the responsibility and solve it to ensure that Party A is protected from relevant damages and eliminate the adverse effects on Party A’s goodwill within a reasonable range. If Party A solves the problem on behalf of Party B at the request of the user or Party B, Party B shall promptly repay the amount to Party A after receiving the bill for any warranty service provided by Party A for the Product.

Article 9 Obligations of Party B

1. During the validity period of this Agreement, Party B shall always adhere to its best efforts to develop the product market, and sell the Product with a positive and diligent working attitude. In this way, Party B shall improve the popularity of Party A, its brand and product quality.

2. Party B shall actively advertise or promote the Product in a responsible and professional manner according to Party A’s standards. Upon the application of Party B and with the written permission of Party A, Party B may use Party A’s name, logo, trademark and sales performance in promotion and publicity activities.

3. Party B shall be responsible for distributing all advertising materials and other relevant materials provided by Party A to it, and shall bear the expenses and costs. Any advertising materials and other product-related publicity or other materials not provided by Party A shall be subject to Party A’s inspection and written approval before use. Party A has the right to decide whether Party B can publicize, distribute or post such materials according to its full discretion. Party B shall unconditionally obey Party A’s decisions. In addition, Party B further agrees that Party A has all the rights and interests of these materials, and Party B must take all necessary measures to safeguard Party A’s rights and interests.

4. Party B shall sell the Product according to the retail price suggested by Party A. Party B shall not arbitrarily adjust the sales price of the Product or increase the price in disguised form by charging fees. If the retail price suggested by Party A does not meet the market conditions in the region, Party B shall report to Party A when it needs to adjust the sales price. Party A shall make a decision to adjust the price according to the unified requirements of the system and the market conditions in the area where Party B is located.

5. Party B shall accept Party A’s market guidance and strictly abide by the product sales price policy formulated by Party A, and shall not make malicious quotations to maintain the market sales order of Product. Party B shall not sell similar Product of other manufacturers under the guise of Party A or under the name of Party A to maintain the brand image of Party A’s Product.

6. Party B shall accept Party A’s guidance and maintain competent sales, promotion, technical and support personnel to provide product sales, service and support. Party B shall provide necessary guidance and training to its personnel to carry out effective product promotion, sale, service and support.

7. Party B shall notify Party A and Party B of any important changes that have taken place or will take place two months in advance by letter, including but not limited to Party B’s corporate structure, shareholders or partners, merger or acquisition, management, project team, assets, registered address and correspondence address, or any other information related to this Agreement or the relationship between the two parties. Any loss caused by Party B’s failure to perform the obligations stipulated in this article shall be borne by Party B itself, and Party A shall not bear any responsibility.

8. Party B has the right to accept the customer’s opinions and complaints on the Product and notify Party A in time, so as to pay attention to Party A’s vital interests.

9. Party B shall keep complete and accurate transaction records and submit the financial statement of the total operating income of the previous month to Party A before the 15th of each month. In addition, it shall provide Party A with information on the sales situation and market competition of commodities, and shall send work reports to Party A every quarter.

Article 10 Obligations of Party A

1. Party A will support the printing, publishing and distribution of product brochures, catalogue and other forms of advertising to the greatest extent possible to maintain the consistency of product introduction and advertising.

2. After receiving Party B’s order, Party A shall supply the Product in a timely manner according to the final confirmed order content of both parties. If the Product cannot be supplied in time, Party B shall be notified in advance.

3. Party A may provide reasonable assistance and support to Party B’s lower circulation units in selling Product. However, no matter what is stipulated in the preceding paragraph, Party B shall be responsible for the payment for Product, creditor’s rights and debts between Party B and the lower circulation unit.

4. Party A arranges annual training for Party B and its business personnel in product knowledge and enterprise development.

5. In case of abnormal product quality problems in the market, Party A shall have the obligation to provide follow-up service until the problems are solved.

Article 11 Publicity and Promotion

1. Party A has the right to supervise and manage all marketing activities of Party B involving the brand of EHang, such as publicity plan, content release, material production, etc. Party B shall unify its external publicity caliber according to Party A’s requirements. Party B shall negotiate with Party A in writing 10 working days in advance before carrying out the above-mentioned market activities. Party B can only implement market activities after obtaining Party A’s written consent or authorization.

2. If Party B carries out market activities without Party A’s written consent or authorization, causing negative impact or commercial risks to the brand and business of Party A and EHang, Party A has the right to require Party B to immediately stop and cancel unauthorized market activities. If Party B’s market activities cause losses to Party A (including but not limited to economic losses, goodwill and brand image damage), Party B shall be liable for compensation.

Article 12 Integrity and Law-abiding

1. In performing its obligations under this Agreement, Party B shall be honest and self-disciplined, adhere to the right path of operation, and ensure that its operation meets the requirements of relevant national laws and regulations (including but not limited to applicable laws on consumer rights protection, personal information protection, fair trade, illegal trade, anti-unfair competition, anti-commercial bribery, etc.).For all losses suffered by Party A due to Party B’s violation of the above laws and regulations, Party B shall defend Party A and shall be liable for compensation to Party A. Upon Party A’s request, Party B shall issue written documents to prove that its relevant acts of distributing or retailing Party A’s Product comply with the above laws and regulations. Party B shall always diligently and promptly abide by and perform all reasonable official documents or correspondence issued by Party A from time to time to realize the terms of this Agreement.

2. Party B shall not accept any promise made by any subordinate department and business personnel of Party A in any form, accept any loan, loan, transfer of Product, investment or any other requirements that are not direct business dealings from any subordinate department and business personnel of Party A or their relatives for any reason, and shall not provide cash, securities, non-corporate gifts, vacations or travel entertainment to any department and business personnel of Party A or their relatives, or arrange any other work of a remunerative nature to any relatives of Party A’s business personnel.

3. Party B hereby expressly agrees that Party A does not have to bear any responsibility for any loan, borrowing, transfer of Product or any promise made in any form to Party B by any subordinate department and business personnel of Party A.

4. Party B shall work out the sales plan and scheme together with Party A, and Party B shall reach the sales target agreed by both parties.

Article 13 Intellectual Property Rights

1. Party B confirms and knows that Party A is the sole exclusive owner of the intellectual property rights related to the product, and Party B hereby transfers all goodwill arising from the use of any intellectual property rights of Party A to Party A, and such goodwill shall only ensure the interests of Party A.

2. Party B promises that it will not take any action to directly or indirectly question or interfere with the validity of Party A’s intellectual property rights and any use, ownership or registration of Party A’s intellectual property rights. Party B does not acquire any right, ownership or interest in any intellectual property right existing in the product due to its purchase of the product or other reasons, except the rights expressly authorized in this Agreement, and these rights are only limited to the specific purpose specified in this authorization and can only be acquired with Party A’s explicit written consent. Party B shall take all measures deemed necessary by Party A at its own discretion, notify relevant channel providers and/or end users about Party A’s rights under this Agreement, and ensure that Party A abides by this Agreement. Party B confirms and agrees that the intellectual property rights of the Product shall always be the property of Party A, and this Agreement does not grant Party B any license or other rights by implication, estoppel principle or other means.

3. Before using Party A’s trademark in compliance with the terms of this Agreement, Party B shall notify Party A of the relevant methods of use and submit samples of any materials, including but not limited to product catalogue, leaflets, posters and newspapers bearing Party A’s trademark, for Party A’s prior examination and written approval in each case. Under any circumstances, the use of Party A’s trademark and any changes thereto shall be subject to Party A’s prior written approval. Party B shall not use Party A’s trademark in ways other than those approved by this Agreement. Once this Agreement is dissolved or terminated, all activities carried out by Party B in its capacity as Party A’s distributor shall be immediately terminated, and Party B shall immediately terminate the use or citation of Party A’s trademark for any purpose. In this case, based on Party A’s choice, Party B either destroys all advertising materials and other relevant product materials or returns these materials to Party A at its own expense.

4. Party B promises that it will not remove, alter, conceal or destroy any form of Party A’s copyright statement, trademark, logo, confidentiality statement, serial number or any other product identifier attached to any product. Party B further agrees not to attach any trademark, logo or trade name of Party A to any other Product except the Product.

5. If Party B learns of any application for registration of intellectual property rights that conflicts with or confuses with any intellectual property rights of Party A, or any act that may constitute infringement of any intellectual property rights of Party A (including unregistered trademark infringement or counterfeiting) or unfair competition (whether suspected, possible or actual), Party B shall provide Party A with reasonable and clear specific information in writing as soon as it learns of it.

6. If Party B learns that any third Party person or entity claims that any Party A’s intellectual property rights are invalid, or that the use of such intellectual property rights violates any rights of its third Party, or that such intellectual property rights are attacked or questioned by other parties, it shall immediately provide Party A with reasonable and clear specific information in writing, and shall not make any comments to any third Party in this regard, nor shall it admit the above-mentioned acts. Party B shall, at the request of Party A, provide full cooperation in any lawsuit, claim or legal procedure concerning Party A’s intellectual property filed by any third Party.

7. During and after the term of this Agreement, Party B shall not directly or indirectly register or apply for patents, trademarks or similar trademarks and other intellectual property rights in any jurisdiction in the world with respect to Product or any other related materials. Otherwise, Party B shall compensate Party A for all losses, pay Party A compensation of not less than 3 million RMB and transfer all relevant intellectual property rights to Party A for disposal.

Article 14 Tort Liability

1. Under the following circumstances, Party A shall not assume any responsibility for any lawsuit or infringement.

A) This product is used or combined with other equipment, equipment, software and data not provided by Party A;

B) Party B, the end user or a third Party modified the product (even after Party A’s approval and consent); or

C) Using any product in any way performs operations outside the scope of product design, fails to comply with the product instructions at that time, or performs acts inconsistent with the agreement specified in the product insert.

2. Party B shall not in any way imply that Party A is related to any product or service not provided by Party A or recognize any product or service not provided by Party A when conducting product advertisement or promotion activities. Once Party B ties in other Product, spare parts or services not provided by Party A, or directly or indirectly indicates to a third Party that the Product need to work together with other Product, spare parts or services not provided by Party A, if infringement occurs in the process of combining the Product with other Product, spare parts or services, Party B shall be responsible for all compensation, and at the same time shall ensure that Party A and Party A’s affiliated companies are free from any lawsuit, claim, legal cost, compensation, expenses, including legal fees and any liability for infringement.

Article 15 Product Liability

1. The warranty terms of the Product shall be subject to the warranty manual or product instructions provided by Party A. Party A will provide after-sales service and technical support to Party B according to the provisions of the above documents.

A) During the product quality warranty period, Party A shall guarantee the product quality. If the product fails during normal use, Party A will provide maintenance services for the product free of charge.

B) After the expiration of the warranty period, all return or repair freight and other expenses shall be borne by Party b.

C) In case of faults caused by man-made or improper operation or natural losses/disasters, Party B shall bear all maintenance costs and all losses caused thereby.

2. Party A shall train Party B and its business personnel in product knowledge and enterprise development, and Party B shall have the obligation to explain and introduce the correct operation and use methods of Party A’s Product to all its end product users. Otherwise, Party A shall not be liable for any personal injury, disease, death or property loss caused to the product or the user or any other person using the product during the user’s use of the product due to Party B’s improper demonstration and guidance.

3. Under the following circumstances, Party A shall not be liable for any compensation caused by the Product:

A) Not putting Product into circulation;

B) When the product is put into circulation, the defect causing damage does not yet exist;

C) The level of science and technology at which Product are put into circulation has not yet revealed the existence of defects.

4. Under the following circumstances, Party A shall not assume any responsibility for personal injury, disease, death or property loss of users or any other third Party caused by using the Product produced by Party A:

A) This product is used or combined with other equipment, equipment, software and data not provided by Party A;

B) Party B, the end user or a third Party modified the product (even after Party A’s approval and consent);

C) Using any product in any way to carry out operations outside the scope of product design, failing to follow the product instructions at that time, or carrying out acts inconsistent with the agreement specified in the product insert;

D) Other behaviors of not using the product according to Party A’s flight demonstration, operation instructions, product instructions, etc.

Article 16 Confidentiality Clause

1. Both parties confirm and agree that the information under this agreement and the information and commercial information of the other Party (hereinafter referred to as the “disclosing Party”) known by one Party (hereinafter referred to as the “receiving Party”) through any means during the signing and performance of this agreement, including but not limited to the disclosing Party’s product information, finance, production process and service information, customers, purchase, trial production, test results, process and technical information, accounts, production and manufacture, promotion and sale, etc., are confidential information (hereinafter referred to as “confidential information”).No matter in what medium the confidential information is kept, it is only the exclusive property of the disclosing Party.

2. The receiving Party shall take all reasonable measures to prevent the disclosure of confidential information, including ensuring that only employees and directors of the receiving Party (hereinafter referred to as “representatives”) who are required to have certain confidential information due to their duties can have access to confidential information, and shall instruct such representatives to keep confidential the confidential information. The Receiving Party undertakes that its representatives and any persons authorized by it shall sign a written agreement with it, requiring such representatives and persons to abide by the confidentiality obligation in accordance with the terms of this agreement with a degree of strictness not less than that of this agreement; and the receiver will implement necessary internal procedures to ensure the confidentiality of relevant information.

3. Without the prior written consent of the disclosing Party, the receiving Party shall strictly abide by the confidentiality obligation after obtaining the confidential information. The receiving Party shall not disclose, disclose, disseminate or use the confidential information in any way except with the explicit consent of the disclosing Party. Either complete information or partial information shall not be copied or copied by the receiving Party. Once this agreement is dissolved or terminated, the receiving Party must return or destroy the information. The Receiving Party shall not make any press release or public statement on the Disclosing Party or this Agreement, nor shall it refer to the Disclosing Party or this Agreement in any press release or public statement.

4. If laws and regulations or legal and effective orders issued by courts or government agencies with appropriate jurisdiction require the receiving Party to disclose confidential information of certain disclosing parties, the receiving Party shall promptly notify the disclosing Party in writing of the contents required to be disclosed and the relevant terms and conditions, so that k disclosing Party may seek protection orders or other appropriate relief measures from the appropriate authorities. The receiving Party agrees to cooperate with the disclosing Party in obtaining such protection orders or other relief measures. The receiving Party further agrees that if it is required to disclose the confidential information of the disclosing Party, it will only disclose the part required to be disclosed by law and make reasonable efforts to obtain reliable assurance that the confidential information will be treated confidentially.

5. The obligations stipulated in this article shall continue to be valid after the termination or expiration of this agreement, and the valid period shall be five years from the date of expiration or early termination of this agreement.

Article 17 Dissolution, Suspension and Termination

1. Either Party shall notify the other Party in writing thirty (30) days in advance if it proposes to terminate this agreement not because of the other Party’s breach of contract.

2. Either Party may suspend the performance of this Agreement if it has definite evidence to prove that the other Party has any of the following circumstances:

A) The business situation has seriously deteriorated;

B) Transfer of property and withdrawal of funds to avoid debts;

C) Loss of business reputation;

D) Other circumstances in which the ability to perform debts is lost or may be lost.

3. If one Party suspends performance in accordance with the above agreement, it shall promptly notify the other Party. When the other Party provides appropriate guarantee, it shall resume performance. If the other Party fails to restore its ability to perform within ten (10) days after the suspension of performance and fails to provide appropriate guarantee, the Party suspending performance may terminate this agreement without any responsibility for any losses suffered by the other Party.

4. Termination due to the circumstance of either Party. In case of any of the following circumstances, the other Party to this agreement has the right to terminate this agreement by giving written notice to that Party, and this agreement will be terminated immediately. The Party that terminates the agreement does not have to bear any responsibility for any losses suffered by the other Party.

A) Fraudulent behavior;

B) Business license revoked or business closed by government administrative department, or other loss of legal business status or qualifications;

C) Application for bankruptcy and enter liquidation procedures;

D) Without the consent of the other Party, transfer all or part of the rights or obligations under this agreement to a third Party;

E) Disqualification of general VAT taxpayers status;

F) There is evidence to prove that the other Party has a commercial bribery problem, and similar problems occur again after being prompted in writing.

5. If Party B has the following circumstances, Party A may unilaterally dissolve this Agreement without any liability for breach of contract. However, Party A shall notify the other Party in writing thirty (30) days in advance when dissolving this Agreement:

A) Party B violates the provisions of Article 8 of this Agreement or constitutes a material breach of other provisions of this Agreement;

B) Non-compliance with designated sales areas;

C) Violation of confidentiality obligations under this Agreement;

D) Failure to provide quality assurance services other than those provided by Party A to users and causes damage to Party A;

E) Party B’s sales capacity or financial strength is insufficient to meet Party A’s minimum assessment standards;

F) Party B has engaged in illegal acts, or Party B has engaged in acts damaging Party A’s interests, brand image or goodwill.

6. After this Agreement is dissolved or terminated, both parties shall still carry out reconciliation and settlement according to the settlement method agreed in this Agreement. In addition to the payment for Product, all kinds of promotion service fees that Party B has collected throughout the agreement period shall be returned to Party A in proportion to the actual performance period of this agreement.

7. When this Agreement is dissolved or terminated, even if Party B is explicitly allowed to pay on credit, the arrears of both parties shall be settled immediately.

8. Subsequent matters to be dealt with after the termination of this Agreement shall be determined by both parties through separate negotiation. After the termination of this Agreement, if Party B still needs to sell some of its inventory Product, Party B shall sell its inventory Product in strict accordance with other provisions of this Agreement and Party A’s sales policies.

9. Except as otherwise expressly provided in this agreement, the termination of this agreement shall not detract from any rights and remedies that the Party proposing termination according to this agreement has the right to enjoy under this agreement or in law, nor shall it affect any rights and obligations that have already been created by this Party, nor shall it affect the validity or continuation of the provisions of this agreement that have express or implied agreements that shall take effect or continue to take effect after the termination of this agreement.

Article 18 Force Majeure

1. If one Party is unable to perform or needs to postpone the performance of this agreement due to force majeure (such as war, fire, typhoon, flood, earthquake, natural disasters and other events beyond the reasonable control of the other Party), the time limit for the performance of this agreement (except the payment obligation under this agreement) by the other Party will be extended, which shall be equal to the delay time caused by the occurrence of force majeure events and the reasonable additional time necessary for the affected Party to resume the performance of its obligations.

2. The Party affected by the force majeure shall notify the other Party by fax or e-mail as soon as possible after the occurrence of the force majeure event, and within fourteen (14) days after the occurrence of the force majeure event, send the other Party a certificate of the occurrence of the force majeure event issued by the other Party by registered mail.

3. If the impact of the force majeure event continues for more than one hundred and twenty (120) days after the notice is given in accordance with the above provisions, both parties shall conduct friendly negotiations and strive to solve the relevant problems related to the continued performance of this Agreement.

Article 19 Miscellaneous Provisions

1. No matter what is stipulated to the contrary in this agreement or other documents, Party B shall be fully liable to Party A for all losses suffered by Party A, Party A’s affiliated companies and Party A’s employees due to Party B’s violation, non-compliance, non-performance of this agreement or delay in performance of any terms under this agreement, including but not limited to the amount of administrative penalty, litigation costs, reasonable lawyer fees, settlement amount or damages stipulated in the final judgment, etc., and shall eliminate adverse effects for Party A in respect of goodwill losses suffered by Party a and Party A’s affiliated companies. Party A has the right to directly deduct the aforesaid damages from any sum payable to Party B.

2. If Party B infringes the intellectual property rights of a third Party or violates any agreement it has signed with any third Party that purchases or licenses its Product or services, causing Party A, its affiliated companies and its employees to suffer third-Party claims and lawsuits, Party B will ensure that Party A, its affiliated companies and its employees will not be harmed or compensate Party A accordingly:

3. If one Party, or its employees, agencies, etc. violates the contents of the agreement in any form, the Party concerned shall agree to compensate and exempt the other Party, its subsidiaries, their office personnel, directors, employees and agencies from all lawsuits, claims, legal fees, compensation payments and other liabilities of the Party for breach of contract.

4. Each Party must state and guarantee that this agreement has been duly authorized, signed and delivered and has not violated any applicable laws and contracts involving both parties.

5. No matter whether there are other provisions in this agreement or not, Party A shall not be liable for the loss of income or profits, failure to realize the expected savings, loss of business reputation and any other indirect or indirect losses incurred by Party B as a result of this agreement.

6. The accumulated total liability of Party A for various losses, damages or compensations caused by its performance or non-performance of this Agreement shall not exceed the total price of orders under this Agreement under any circumstances.

7. After this agreement is signed or sealed by both parties, it will take effect from the signing date shown on the first page of this agreement. The agreement is made in duplicate, one for each Party, with the same legal effect.

8. This Agreement shall be governed by the laws of the People’s Republic of China, and all matters shall be interpreted in accordance with this law, excluding the application of conflict laws.

9. Any dispute arising from the execution of this Agreement or disputes related to this Agreement itself, including any doubts about the existence, validity and termination of this Agreement, shall be settled through friendly negotiation. If the dispute cannot be settled through friendly negotiation within 60 days from the date when one Party sends a written notice to the other Party on the dispute, either Party shall submit the dispute to the court with jurisdiction in the domicile of Party a for settlement through litigation.

10. Except for the statements made herein, nothing in this agreement shall be interpreted as one Party becoming a partner, intermediary, employee, employee or agent of the other Party. Party B is an independent contractor, and Party A has not and should not have any express or implied indication that Party B’s capabilities, rights or authorization are related to Party A, or that Party B and Party A form an obligation or responsibility relationship, or that Party B can use Party A’s name on behalf of Party A in the name of sales representative, employee or other personnel. The expenses of Party B and its employees shall be borne by Party B independently.

11. All notices concerning this Agreement shall be sent to the address agreed by both parties in advance by mail or fax or e-mail.

12. Without Party A’s prior written consent, Party B shall not transfer or subcontract this Agreement to any third Party. If Party A approves Party B’s assignment of subcontractors, Party B shall always continue to bear joint and several liabilities for Party A’s obligations under this Agreement, and Party B shall be fully responsible for the acts or omissions or defaults of subcontractors as if it were Party B’s own acts or omissions or defaults.

13. Party A’s affiliated enterprises, including but not limited to Guangzhou EHang Intelligent Technology Co., Ltd., can enjoy corresponding rights and perform corresponding obligations as the subject of this Agreement.

14. This Agreement cancels and replaces all prior agreements and informal agreements made orally or in writing by the parties, which are based on the contents of this document. This Agreement, including its annexes, shows both parties’ full understanding of its main purpose. Any modification or amendment to this Agreement must be jointly carried out by fully authorized staff of both parties in writing.

15. Party A shall only be responsible for the rebate policy, promotion or financial obligations specified in the written (stamped with Party A’s official seal or special seal for contract) or system announcement or system mail notification documents. Any oral agreement or commitment related to such responsibilities that does not adopt the above-mentioned form shall have no legal effect and compulsory execution.

16. Both parties have fully understood the rights and obligations under this agreement when signing this agreement. The annexes to this agreement and the supplements to this agreement are an integral part of this agreement. In case of any conflict between the annexes of this agreement and this agreement, this agreement shall prevail.

Annex I: EHang Sales Target and Sales Support Policy

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd. /s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd. Signature of legal representative or authorized representative: /s/ Biao Luo	Party B: Shanghai Kunxiang Intelligent Technology Co., Ltd. /s/ Seal of Shanghai Kunxiang Intelligent Technology Co., Ltd. Signature of legal representative or authorized representative: /s/ Ming Di

Annex I:

EHang Sales Target and Sales Support Policy

The two parties hereby confirm that according to the provisions of the distribution agreement, the two parties have specifically agreed as follows:

During the cooperation period, if Party A suspends the supply of Ehang AAV series Product due to the iterative listing of new Product, Party A will notify Party B in writing 30 days in advance. The sales target and sales price policy of Party A’s new Product are agreed in writing after negotiation between Party A and Party B.

1. Sales target

(1) After negotiation between both parties, it is confirmed that Party B’s annual operating target table during the cooperation period is as follows:

Unit: unit (aircraft)

Product	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	Total

Quantity	***	***	***	***	***	***	***	***	***	***	***

(2) Other agreed matters:

2. Sales price

(1) Price policy:

Party A shall supply the product to Party B at **% of the retail price of Party A’s Product.

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd. /s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd. Signature of legal representative or authorized representative: /s/ Biao Luo	Party B: Shanghai Kunxiang Intelligent Technology Co., Ltd. /s/ Seal of Shanghai Kunxiang Intelligent Technology Co., Ltd. Signature of legal representative or authorized representative: /s/ Ming Di